Exhibit (a)(92)

2004 Annual Meeting

Legal Notice This presentation may contain forward looking statements that state PeopleSoft's intentions, beliefs, expectations, or predictions for the future. You are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward-looking statements are only as of the date they are made and PeopleSoft undertakes no obligation to update or revise them. The specific forward-looking statements relate to such matters as the impact of PeopleSoft's combination with J.D. Edwards including the integration, the profitability of our international operations, and the combined Company's projected financial performance. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the PeopleSoft's actual results to differ materially from those projected in such forward- looking statements. These risks, assumptions and uncertainties include: our ability to successfully complete the integration of J.D. Edwards into PeopleSoft and to achieve anticipated synergies; economic and political conditions in the U.S. and abroad; the ability to complete and deliver products and services within currently estimated time frames and budgets; the ability to manage expenses effectively; the ability to achieve revenue from products and services that are under development; competitive and pricing pressures; and other risks referenced from time to time in PeopleSoft's filings with the Securities and Exchange Commission. Please refer to PeopleSoft's current annual report on Form 10-K for more information on the risk factors that could cause actual results to differ. During the course of this presentation, we reference certain non-GAAP financial measures. The Company has used non-GAAP pro forma financial measures, which exclude adjustments related to purchase accounting and restructuring costs, in analyzing financial results because they provide meaningful information regarding the Company's operational performance and facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. Reconciliation of GAAP to non-GAAP financial measures are included in this document and on our web site at www.peoplesoft.com. PeopleSoft has filed a Solicitation/Recommendation Statement on Schedule 14D-9 regarding Oracle's tender offer. PeopleSoft stockholders should read the Schedule 14D-9 (including any amendments) because these documents contain important information. The Schedule 14D-9 and other public filings made by PeopleSoft with the SEC are available without charge from the SEC's website at www.sec.gov and from PeopleSoft at www.peoplesoft.com.

2003 Financial Performance

2003 License Revenues Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 133 131.9 121.6 143.2 80.8 111.7 160.5 185.3 "Successful results in a challenging economy" $538.4 Million $530.1 Million 2002 2003

2003 Professional Services Revenues Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 177.9 178.9 172.7 178.6 179.5 190.1 229.1 235.6 "Industry leading performance" $824.3 Million $708.2 Million 2002 2003

2003 Maintenance Revenues Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 164.5 171.63 176.8 190.3 199.9 205.6 234.6 264.3 "High customer retention and new customers" $904.3 Million* $703.1 Million 2002 2003 Excludes $100.8 Million deferred revenue write down related to purchase accounting impact of JD Edwards transaction

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Excl ORCL cost 0.113 0.135 0.159 0.168 Pro Forma 0.023 0.038 0.058 0.107 0.092 0.107 0.134 0.152 0.131 0.124 0.133 0.151 0.113 0.129 0.132 0.153 GAAP 0.023 0.038 -0.023 0.114 0.092 0.108 0.133 0.152 0.125 0.106 0.133 0.153 0.113 0.101 -0.015 0.035 Expanding Operating Margins Note: Pro forma operating margin excludes impact of purchase accounting adjustments including amortization of intangibles, restructuring charges and deferred revenue adjustments. GAAP results where noted.

2003 Operating Income 2002 2003 East 252.636 116.593 10.3 201.107 43.1 Excludes Oracle- related costs Record Pro Forma Results Note: Pro forma operating income excludes impact of purchase accounting adjustments including amortization of intangibles, restructuring charges and deferred revenue adjustments. Dotted areas exclude impact of Oracle-related costs. Growth rates and 2003 operating margin based on financial results excluding impact of Oracle-related costs. GAAP results where noted.

2003 Earnings Per Share 2002 2003 0.57 0.25 0.03 0.39 0.08 Excludes Oracle- related costs Record Pro Forma EPS Note: Pro forma EPS excludes impact of purchase accounting adjustments including amortization of intangibles, restructuring charges and deferred revenue adjustments. Dotted areas exclude impact of Oracle-related costs. Growth rates and 2003 operating margin based on financial results excluding impact of Oracle-related costs. GAAP results where noted.

Performance Drove Higher Shareholder Value 1/1/2003 1 1/2/2003 1.0541 1/3/2003 1.0383 1/6/2003 1.0945 1/7/2003 1.1557 1/8/2003 1.0787 1/9/2003 1.1585 1/10/2003 1.1863 1/13/2003 1.1525 1/14/2003 1.1459 1/15/2003 1.0814 1/16/2003 1.029 1/17/2003 0.9732 1/20/2003 0.9732 1/21/2003 0.9574 1/22/2003 0.9546 1/23/2003 1.0683 1/24/2003 1.0301 1/27/2003 1.0279 1/28/2003 1.0743 1/29/2003 1.1027 1/30/2003 1.0721 1/31/2003 1.0596 2/3/2003 1.0787 2/4/2003 1.0448 2/5/2003 1.0481 2/6/2003 1.0219 2/7/2003 1.0071 2/10/2003 1.006 2/11/2003 0.9956 2/12/2003 0.9836 2/13/2003 0.9934 2/14/2003 1 2/17/2003 1 2/18/2003 1.0306 2/19/2003 1.0164 2/20/2003 1.0115 2/21/2003 1.0109 2/24/2003 0.9628 2/25/2003 0.9503 2/26/2003 0.9148 2/27/2003 0.9027 2/28/2003 0.9344 3/3/2003 0.9148 3/4/2003 0.8978 3/5/2003 0.8661 3/6/2003 0.8896 3/7/2003 0.877 3/10/2003 0.8328 3/11/2003 0.8372 3/12/2003 0.865 3/13/2003 0.9399 3/14/2003 0.9579 3/17/2003 0.9989 3/18/2003 0.9973 3/19/2003 0.9301 3/20/2003 0.9388 3/21/2003 0.9208 3/24/2003 0.8858 3/25/2003 0.9126 3/26/2003 0.9011 3/27/2003 0.8814 3/28/2003 0.8546 3/31/2003 0.8361 4/1/2003 0.8344 4/2/2003 0.8825 4/3/2003 0.9016 4/4/2003 0.8208 4/7/2003 0.8197 4/8/2003 0.8268 4/9/2003 0.8098 4/10/2003 0.8011 4/11/2003 0.7951 4/14/2003 0.8197 4/15/2003 0.8197 4/16/2003 0.8213 4/17/2003 0.8596 4/18/2003 0.8596 4/21/2003 0.8628 4/22/2003 0.8765 4/23/2003 0.8443 4/24/2003 0.8525 4/25/2003 0.8317 4/28/2003 0.8361 4/29/2003 0.8388 4/30/2003 0.8235 5/1/2003 0.847 5/2/2003 0.9049 5/5/2003 0.9109 5/6/2003 0.9016 5/7/2003 0.8913 5/8/2003 0.8716 5/9/2003 0.8803 5/12/2003 0.8902 5/13/2003 0.8809 5/14/2003 0.8727 5/15/2003 0.8858 5/16/2003 0.8781 5/19/2003 0.8311 2003 Stock Price Performance 24.5% Return for 2003 vs. 22.2% for S+P Software Group Jan 2003 Dec 2003

2003 Additional Highlights Added 540 new customers = 33% of total license revenue ~2600 total customer transactions 104 deals greater than $1 million Generated cash flow of ~ $400 million Third year of record pro forma EPS and expanding operating margin Completed $350 million stock repurchase $200 million authorized for 2004

Reduced potential future share dilution by 60+ million shares Reduced shareholder-approved evergreen provision from 5% to 1% by 2008 Cancelled additional 9.8 million options available under 1989 plan Terminated 2000 non-statutory stock option plan Executive equity compensation will be 50% performance-based beginning in 2005 Board Actions Have Supported Stockholder Value Actions in Support of Stockholders

JD Edwards Integration

Identified Synergies Revenue: $ in millions Cross Selling $30 - 40 Expenses: G&A - Headcount 10 - 15 IT - Infrastructure 15 - 20 Facilities - Duplication 18 - 20 Marketing - Programs 25 - 27 Sales - Consolidation 30 - 35 Consulting - Utilization 30 - 40 Other 9 - 10 Total Synergies $167 - 207m Incremental EPS Impact (a) $0.25 - 0.32 Q4 2003 synergies (actual): $25mm Q4 annualized run rate: $100mm Identified Synergies Generate $0.25 - $0.32 of Potential EPS Growth (a) Excludes $25 million in synergies already reflected in 2003 pro forma EPS.

Expanded cross-selling opportunities 7 new integrated solutions released 12/03 Cross sell - $10 million in Q4 2003 Manufacturing and distribution now largest vertical $100 million annual run rate in cost savings in Q4 2003 - 15% ahead of 2003 plan Reduced real estate footprint by +25 buildings Completed joint sales training and kick-off in January 2004 2003 Benefits Ahead of Plan

Well Positioned for Success

Demonstrated Market Leadership

- #1 in HCM, #2 in FMS and CRM (a)
- Lowest total cost of ownership (TCO) versus Oracle and SAP (b)
- Higher customer satisfaction ratings than Oracle and SAP (c)
- 170+ distinct applications
- Mid-market leader with EnterpriseOne (J.D. Edwards)
- Strength in manufacturing, distribution, services and financial
- Leader in 25 industries

(a) HCM #1 ranking per Gartner Large-Enterprise HRMS Magic Quadrant, Report M-18-3100, dated October 10, 2002.
FMS #2 ranking per SPEX division of META Group, E-Business Evaluations Financial Accounting 2001 report, dated August 2001.
CRM #2 ranking per META Group 2003 CRM Application Suites METAspectrum, Practice 2068, dated July 28, 2003.
(b) Source: META Group, Deriving Value from 21st Century ERP Applications, Figure 2-30 excluding outliers, dated June 13, 2003.
(c) Source: Forrester WholeView TechStrategy Research, How Satisfied Are Firms with App Vendors, Report 32592, dated September 17, 2003.

PeopleSoft.

2004 Annual Meeting

Pro Forma to GAAP Reconciliation